EXHIBIT 99.1

Joel P. Moskowitz	Dan Matsui/Gene Heller
Chief Executive Officer	Silverman Heller Associates
(714) 549-0421, x8261	(310) 208-2550

CERADYNE, INC. RECEIVES $13.3 MILLION CERAMIC BODY ARMOR ORDER

For U.S. Marines, Special Operations Force

Costa Mesa, Calif.—August 23, 2006—Ceradyne, Inc. (Company) (Nasdaq: CRDN) received two ceramic body armor delivery orders totaling $13.3 million from the U.S. Marine Corps., Quantico, Virginia, and U.S. Special Operations Command, MacDill Air Force Base, Florida. These orders for ESAPI and Side Plates are scheduled for delivery from third-quarter 2006 through early 2007.

Dave Reed, Ceradyne President North American Operations, commented, “We are pleased to receive these orders from the Marines and Special Operation Forces as it helps in ensuring that we meet our recently upward revised guidance for 2006. Our Company is pleased with the knowledge that we continue to save the lives of American fighting men and women.”

Ceradyne develops, manufactures and markets advanced technical ceramic products and components for defense, industrial, automotive/diesel, and commercial applications. Additional information about the Company can be found at www.ceradyne.com.

This press release contains forward-looking statements regarding future events and the future performance of Ceradyne that involve risks and uncertainties that could cause actual results to differ materially from those projected. Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions are intended to identify forward-looking statements. These risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and its Quarterly Reports on Form 10-Q, as filed with the U.S. Securities and Exchange Commission.

***